Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.14

ROYALTY PHARMA PLC

2020 INDEPENDENT DIRECTOR EQUITY INCENTIVE PLAN

Section 1. Purpose. The purpose of the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan (the “Plan”) is to motivate and reward those Independent Directors of Royalty Pharma plc (the “Company”) to further the best interests of the Company and its shareholders. Capitalized items not otherwise defined herein are defined in Section 21.

Section 2. Eligibility. Any Independent Director of the Company shall be eligible to be selected to receive an Award under the Plan.

Section 3. Administration.

(a)    The Plan shall be administered by the Committee. The Committee may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. The Committee may issue rules and regulations for administration of the Plan.

(b)    Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4. Shares Available for Awards.

(a)    Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall be 800,000. Shares underlying Replacement

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)    For purposes of determining the number of Shares available for issuance under the Plan:

(i)    all Shares covered by SARs shall be counted against the number of Shares available for issuance under the Plan; provided, however, that (A) SARs that may be settled only in cash shall not be so counted and (B) if the Company grants a SAR in tandem with an Option for the same number of Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the Shares covered by the Option, and not the Shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise shall not restore Shares to the Plan;

(ii)    to the extent that an Award may be settled only in cash, no Shares shall be counted against the number of Shares available for issuance under the Plan;

(iii)    if any Award (A) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price pursuant to a contractual repurchase right) or (B) results in any Shares not being issued (including as a result of an Award that was settleable either in cash or in Shares actually being settled in cash), the unused Shares covered by such Award shall again be available for issuance under the Plan; provided, however, that (1) in the case of the exercise of a SAR, the number of Shares counted against the Shares available for issuance under the Plan shall be the full number of Shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of Shares actually used to settle such SAR upon exercise and (2) the Shares covered by a Tandem SAR shall not again become available for issuance under the Plan upon the expiration or termination of such Tandem SAR;

(iv)    Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) exercise an Award or (ii) satisfy tax withholding obligations with respect to Options or SARs (including Shares retained from the Option or SAR creating the tax obligation) shall not be added back to the number of Shares available for issuance under the Plan; and

(v)    Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.

(c)    In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split,

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (an “Adjustment Event”), then the Committee shall, subject to Section 18, adjust equitably any or all of:

(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 4(a);

(ii)    the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)    the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 5. American Depositary Shares. Notwithstanding anything herein to the contrary, the Committee may, in its discretion, make any Awards authorized hereunder subject to ADSs. In such cases, any applicable references hereunder to “Shares” shall be deemed references to “ADSs.”

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c)    The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(d)    The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

Section 7. Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)    SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b)    The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c)    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d)    The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

Section 8. Restricted Shares and RSUs. The Committee is authorized to grant Awards of Restricted Shares and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)    The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Shares or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b)    Restricted Shares and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote Restricted Shares or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Committee may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable, unless otherwise provided in the applicable Award Document.

(c)    Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.

(d)    The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)    Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.

(b)    Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 10. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.

Section 11. Effect of Termination of Service or a Change in Control on Awards.

(a)    The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

(b)    In the event of a Change in Control, outstanding Awards shall be treated as described below.

(i)    If in connection with the Change in Control, any outstanding Award is continued in effect or converted into an award or right with respect to securities of the successor or surviving corporation (or a parent or subsidiary thereof) (in the case of Options and SARs awarded to a Participant to whom Section 18 applies, in a manner that complies with Sections 424 and 409A of the Code if those sections apply to the Award),

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

then upon the occurrence of a Termination of Service of a Participant by the Company without Cause within 24 months following the Change in Control, on the date of such Termination of Service, such Award held by such Participant shall immediately vest and settle, and with respect to Options and SARs, shall become exercisable and shall remain exercisable for one year.

(ii)    If outstanding Awards are not continued or converted as described in subsection (i) above, then on the Change in Control, such Awards shall immediately vest and settle and, in the case of Options and SARs, shall become fully exercisable.

For purposes of subsections (i) and (ii) above, no Option, SAR, Restricted Share or RSU shall be treated as “continued or converted” on a basis consistent with the requirements of subsection (i) or (ii), as applicable, unless the securities underlying such award after such continuation or conversion are of a class that is widely held and publicly traded on a recognized United States or International securities exchange.

(c)    In addition, in the event of a Change in Control or other Adjustment Event and to the extent permitted under applicable law and not inconsistent with the provisions of Section 11(a) above or the applicable Award Document, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control or other Adjustment Event, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction or other Adjustment Event:

(i)    to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control or other Adjustment Event, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii)    to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;

(iii)    to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) and Awards that may be granted in the future;

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(iv)    to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Document; and

(v)    to provide that any Award shall not vest, be exercised or become payable as a result of such event.

Section 12. General Provisions Applicable to Awards.

(a)    Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law unless otherwise determined by the Committee.

(b)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)    Subject to the terms of the Plan and Section 18, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)    Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)    A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(f)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)    Without limiting the generality of Section 12(h), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

(h)    The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(i)    Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 13. Amendments and Termination.

(a)    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

12(i). Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(b)    The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 18, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 12(i); provided further that, except as provided in Section 4(c), the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an Option or SAR after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal stock market or exchange on which the Company’s Shares are quoted or traded, or (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control).

(c)    Except as provided in Section 9(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14. Prohibition on Option and SAR Repricing. Except as provided in Section 4(c), the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Share, RSU, Performance Award or Other Share-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Section 15. Miscellaneous.

(a)    No director, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of directors, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes or par value amounts (to the extent required to be paid in cash) due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes or par value amounts (to the extent required to be paid in cash).

(e)    If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(g)    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)    Awards may be granted to Participants who are non-US nationals or engaged to provide services outside the US, or both, on such terms and conditions different from those applicable to Awards to Participants who are engaged to provide services in the US as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 16. Effective Date of the Plan. The Plan is effective as of the Effective Date.

Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the ten-year anniversary of the Effective Date; provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such ten-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

Section 19. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)    administering and maintaining Participant records;

(ii)    providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii)    providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv)    transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 20. Governing Law. The Plan and each Award Document shall be governed by the laws of England and Wales. The Company, its Affiliates and each Participant (by acceptance of an Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in England and Wales.

Section 21. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “ADS” means an American Depositary Share representing a Share.

(b)    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(c)    “Award” means any Option, SAR, Restricted Share, RSU, Performance Award or Other Share-Based Award granted under the Plan.

(d)    “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e)    “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.

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Pursuant to 17 C.F.R. Section 200.83

If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)    “Board” means the board of directors of the Company.

(g)    “Cause” means, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i)    indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties as a member of the Board, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its subsidiaries;

(ii)     having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission (or any other competent authority) for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)    conduct, in connection with his or her service on the Board, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its subsidiaries.

The occurrence of any such event described in clauses (i) through (iii) that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 (thirty) days after the Company provides notice to such Participant.

(h)    “Change in Control” means the occurrence of any one or more of the following events:

(i)    a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person other than the Company, directly or indirectly acquires or maintains beneficial ownership of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;

(ii)    at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    the consummation of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv)    the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its subsidiaries.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award to which Section 18 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A of the Code.

(i)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)    “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k)    “Disability” means total and permanent disability as determined by the Committee in its discretion in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time, or such other definition as is required under applicable law.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(l)    “Effective Date” means June [     ], 2020.

(m)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(n)    “Fair Market Value” means (i) with respect to a Share or ADS, as applicable, the closing price of a Share or ADS, as applicable, on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares or ADSs, as applicable, are quoted or traded, or if Shares or ADSs, as applicable, are not so quoted or traded, the fair market value of a Share or ADS, as applicable, as determined by the Committee, and (ii) with respect to any property other than Shares or ADSs, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o)    “Independent Director” means a member of the Board who (i) is not a full- or part-time officer or employee of the Company, the Manager or any affiliate or subsidiary of either; (ii) is “independent” for purposes service on the Board within the meaning of the listing rules of the principal stock market or exchange on which the Shares or ADSs, as applicable, are quoted or traded from time to time; and (iii) was not appointed to the Board by the exercise of a power of appointment by a shareholder of the Company.

(p)    “Manager” means RP Management LLC.

(q)    “Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 6.

(r)    “Other Share-Based Award” means an Award granted in accordance with the provisions of Section 10.

(s)    “Participant” means the recipient of an Award granted under the Plan.

(t)    “Performance Award” means an Award granted in accordance with the provisions of Section 9.

(u)    “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(v)    “Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organisation.

(w)    “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(x)    “Restricted Share” means any Share granted in accordance with the relevant provisions of Section 8.

(y)    “RSU” means a contractual right granted in accordance with the relevant provisions of Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(z)    “SAR” means any right granted in accordance with the provisions of Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(aa)    “Share” means a Class A ordinary share, par value $0.0001, of the Company.

(bb)    “Termination of Service” means a cessation of the Participant’s service as a member of the Board.